Exhibit 99.1

Helmerich & Payne, Inc. Scotia Howard Weil 44th Annual Energy Conference March 22-23, 2016

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this presentation, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

Very strong balance sheet U.S. land drilling market share leader Most modern, uniform and capable land drilling fleet Strong term contract backlog with high quality customer base Strategy focused on continued innovation, performance excellence and customer satisfaction About Helmerich & Payne (H&P)

H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments.

Organic U.S. Land Fleet Growth * Estimates include existing rigs and announced new build commitments. 350 49

U.S. Land Drilling Market Conditions E&P companies have continued to reduce drilling budgets U.S. land active rig count is approaching 400, a level not experienced since 1999 Industry downturn has caused dramatic reductions in personnel and investments AC drive rig market share is now over 60% Recent oil price improvement providing some hope for near-term recovery

Drilling Activity in the U.S.

Oil and Natural Gas Prices Source: Energy Information Administration and Thomson Reuters. Oil Prices Natural Gas Prices

H&P’s U.S. Land Activity and Pricing Comments H&P’s U.S. Land segment had approximately 94 contracted rigs generating revenue and approximately 89 rigs generating revenue days as of March 22, 2016. Average FlexRig spot pricing is down by more than 35%, as compared to spot pricing at the peak in November 2014, and it may continue to decline. Since the start of the downturn in late-2014 through March 22, 2016, H&P’s U.S. Land segment has received early termination notices for 84 rigs working under long-term contracts, up 7 from 77 at January 28, 2016. As negotiated with customers, construction and/or delivery of the three pending new builds has been postponed to the third fiscal quarter. (As of March 22, 2016)

H&P’s U.S. Land Fleet Activity (2) Quarterly revenue days are expected to decrease by approximately 20% from Q1FY16 to Q2FY16. Active rigs on term include rigs on standby dayrates. Includes completed new builds pending delivery and not generating revenue days. Q2FY16 (1) (3)

H&P vs. Peers Credit Statistics (As of December 31, 2015) Very Strong Balance Sheet 1. Total Capitalization is defined as Total Debt plus Shareholders' Equity. Total-Debt-to-Total-Capitalization Ratio1 Source: Company Filings

Current Dividend Yields Source: Thomson Reuters. Yields calculated as of market close on March 18, 2016.

H&P’s Lead in U.S. Land AC Drive Rigs * The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings. **Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN, and PDS. Most Advanced Fleet

FlexRig Type Rig Power Type H&P U.S. Land Fleet – Family of Solutions Pad* AC Drive FlexRigs Drawworks Horsepower Most Advanced Fleet ** Approximately 131 FlexRig3s and 6 FlexRig4s of the 159 “Other FlexRigs” can be upgraded to Pad* FlexRigs. * Optimal for multiple-well pad drilling applications. **

Drawworks Horsepower FlexRig Type Rig Power Type H&P U.S. Land Fleet (Contracted Rigs as of 3/22/16) Most Advanced Fleet ** Pad* AC Drive FlexRigs * Optimal for multiple-well pad drilling applications. ** Most of the “Other FlexRigs” can be upgraded to Pad* FlexRigs.

Technology & Quality Service Make a Difference (1) Does not include the impact of early contract termination revenue. (2) Represents weighted-average rig margin per day for PTEN, NBR, PDS, and UNT. H&P’s Margin Premium (1) (2) Most Advanced Fleet

Performance is Not Only About Better Rigs Our competitive advantage is also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain

As of October 2014 (Peak) (~1,930 Active Rigs in U.S. Land) As of October 2008 (Peak) (~1,925 Active Rigs in U.S. Land) As of March 2016 (~440 Active Rigs in U.S. Land) H&P’s U.S. Land Market Share Gains Market Leader Note: The above estimates corresponding to market share are derived from Rig Data. PDS’ market share includes both PDS and Grey Wolf rigs. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower.

H&P Positioned to Continue to Gain Share ~470 Idle 1,500 hp AC Drive Rigs in U.S. Land (March 2016) Market Leader Note: The above estimates are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig with AC drive power type included in the above analysis was equal to 1,500 horsepower.

U.S. Land Active Rig Count BHI Industry Rig Count Through Fourth Quarter of Calendar 2015 Market Leader

U.S. Land Average Daywork Margins(1) (1) Does not include the impact of early contract termination revenue. Market Leader Through Fourth Quarter of Calendar 2015

Delivering Safety – H&P vs. Industry (IADC) U.S. Land Safety Performance (2005 – 2015) OSHA Recordable Injury Incidence Rates Injuries per 200,000 Man Hours H&P IADC w/o H&P Best-in-Class Safety

H&P Global Fleet Under Term Contract Strong Backlog The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 3/22/16. Given notifications as of 3/22/16, the Company expects to generate approximately $80 million in the second fiscal quarter of 2016, approximately $92 million during the remaining two quarters of fiscal 2016, and over $41 million thereafter from early terminations corresponding to long-term contracts. All of the above rig contracts include provisions for early termination fees. Some of the new build deliveries may be delayed in exchange for compensation from customers, but the corresponding total backlog would remain the same or potentially increase. Mutually beneficial renegotiations of some long-term contracts for active rigs are expected to extend the timing of those contracts beyond what is reflected above. *

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data and corporate filings. High Quality Customer Base

Ongoing U.S. Land Market Trends Unconventional plays continue to shape the landscape. Customers continue to focus on drilling efficiency, technology and safety. AC drive rigs are best suited for more complex horizontal drilling. Multiple wells being drilled from a single pad. The replacement cycle is expected to continue.

Increasing Focus on More Difficult Drilling

Note: The above estimates corresponding to horizontal and directional rig activity by power type are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs. U.S. Land Horizontal and Directional Activity (As of March 2016)

The Replacement Cycle: Customer Adoption Next 90 E&P Operators (~240 Active Rigs by Power Type) Top 10 E&P Operators (~125 Active Rigs by Power Type) Remaining E&P Operators (~75 Active Rigs by Power Type) Top 10 E&P Operators Next 90 E&P Operators Remaining E&P Operators They represent the 10 most active E&P operators and employ ~28% of the industry’s active drilling rigs. They represent the next 90 most active operators and employ ~55% of the industry’s active drilling rigs. They represent all other remaining active operators and employ ~17% of the industry’s active drilling rigs. ~94% of their rigs are drilling horizontal or directional wells. ~92% of their rigs are drilling horizontal or directional wells. ~63% of their rigs are drilling horizontal or directional wells. ~14% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. ~29% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. ~40% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. U.S. Land Market (as of March 2016) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

As of October 2014 (Peak) (~1,930 Active Rigs in U.S. Land By Power Type) The Replacement Cycle Continues As of October 2008 (Peak) (~1,925 Active Rigs in U.S. Land By Power Type) As of March 2016 (~440 Active Rigs in U.S. Land By Power Type) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

H&P’s Long Term Strategy Innovation Technology Safety and operational excellence Customer satisfaction Financial strength

Additional References

H&P Activity as of March 22, 2016 Rigs Working/ Contracted 94 94 0 7 14 115 Rigs Available 347 345 2 9 38 394 3 397 % Contracted 27% 27% 0% 78% 37% 29% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total FlexRig Construction Total Fleet 54% are FlexRigs that are optimal for multiple-well pad drilling applications. 68% are FlexRigs that are optimal for multiple-well pad drilling applications. Reflects announced new build commitments under term contracts. (3) (1) (2)

H&P U.S. Land Fleet (Idle Rigs as of 3/22/16) Pad* AC Drive FlexRigs Drawworks Horsepower Most Advanced Fleet ** * Optimal for multiple-well pad drilling applications. ** Most of the “Other FlexRigs” can be upgraded to Pad* FlexRigs. FlexRig Type Rig Power Type

Leading U.S. Unconventional Driller * Includes 3 announced new FlexRigs with customer commitments scheduled for delivery in fiscal 2016. (97 H&P Contracted Land Rigs as of 3/22/16*)

U.S. Activity by Well and Rig Type Note: The above estimates corresponding to rig activity and rig type are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs. ~440 Active U.S. Land Rigs (March 2016) Horiz & Dir AC Drive Rigs Horiz & Dir SCR & Mech Rigs Vertical All Rigs

Contracted Idle Total Long-term Contracts Argentina 10 9 19 10 Bahrain 1 2 3 1 Colombia 1 7 8 1 Ecuador 6 6 U.A.E. 2 2 2 Total 14 24 38 14 H&P’s International Land Operations Rigs on term contract that have greater than or equal to 180 days remaining. Some of the 10 contracted rigs in Argentina are on standby dayrates. 13 of 25 FlexRigs, included in the international fleet of 38 rigs, are under long-term contracts. (3) Rig Fleet Status (as of March 22, 2016) (1) (2)

Number of Rigs Already Under Long-Term Contracts* (Estimated Quarterly Average, Including Announced New Builds - as of 3/22/16) H&P Global Fleet Under Term Contract Segment Q2 Q3 Q4 Q1 Q2 Q3 Q4 FY16 FY16 FY16 FY17 FY17 FY17 FY17 U.S. Land 85.5 75.8 72.2 72.7 70.7 62.0 53.7 International Land 14.0 14.0 14.0 14.0 14.0 12.3 12.0 Offshore 2.0 2.0 2.0 2.0 2.0 2.0 2.0 Total 101.5 91.8 88.2 88.7 86.7 76.3 67.7 Strong Backlog The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 3/22/16. Given notifications as of 3/22/16, the Company expects to generate approximately $80 million in the second fiscal quarter of 2016, approximately $92 million during the remaining two quarters of fiscal 2016, and over $41 million thereafter from early terminations corresponding to long-term contracts. All of the above rig contracts include provisions for early termination fees. Some of the new build deliveries may be delayed in exchange for compensation from customers, but the corresponding total backlog would remain the same or potentially increase. Mutually beneficial renegotiations of some long-term contracts for active rigs are expected to extend the timing of those contracts beyond what is reflected above. *

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency AC technology providing precise control and increased capability Computerized electronic driller more precisely controls down-hole parameters FlexRig designs are suited for both efficient well to well moves and multiple-well pad applications Accelerated well programs and NPV gains A safer and more environmentally friendly workplace Fleet size and uniformity Total well cost savings even at premium dayrates H&P’s FlexRig Advantage Most Advanced Fleet

Theoretical 20% Efficiency 40% Efficiency Base Case Improvement Improvement 1. Drilling days average 13.5 10.8 8.1 Other days average 5.0 4.0 3.0 Moving days average (several multi-well pads) 1.5 1.2 0.9 Total rig days per well 20.0 16.0 12.0 Efficiency (Reduced Well Cycle Time) - 20% 40% 2. Drilling contractor dayrate $15,000 $20,000 $25,000 Operator’s other intangible (services) $35,000 $35,000 $35,000 cost per day estimate Total daily cost estimate $50,000 $55,000 $60,000 Total cost per well (daily services) $1,000,000 $880,000 $720,000 3. Total well savings for customer – per well $120,000 $280,000 (12% Savings) (28% Savings) per year $2.74 MM $8.52 MM 4. Incremental number of wells per rig per year 4.6 wells 12.2 wells The Value Proposition: The Power of Efficiency

Ten-Year Relative Shareholder Return Source: Thomson Reuters as of March 18, 2016.

Land Drilling Market Valuations Source: Thomson Reuters as of March 18, 2016.

Oil vs. Natural Gas Directed Rig Count